Ex 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-208200) and Form S‑8 (Nos. 333-211671, 333-35648, 333-105919, 333-135700, 333-182779, 333-35666, 333-35672, 333-36897 and 333-105920) of Roper Technologies, Inc. of our report dated February 27, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Tampa, Florida
 February 27, 2017